UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2008

General Moly, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32986	91-0232000
(Commission File Number)	(IRS Employer Identification No.)

1726 Cole Blvd., Suite 115, Lakewood, CO	80401
(Address of Principal Executive Offices)	(Zip Code)

(303) 928-8599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   Norman A. Radford and Gene W. Pierson submitted their resignations from the Board of Directors of General Moly, Inc. (the “Company”) and all other positions each held with the Company. Each resignation was effective as of the close of business on February 6, 2008.

(d)   On February 7, 2008, the Board of Directors of the Company appointed Jean-Pierre Ergas and Gary Loving as directors of the Company, filling the vacancies on the Board of Directors created by the resignations of Messrs. Radford and Pierson. The Board of Directors also appointed Mr. Ergas to the Audit and Finance Committee and Nominating Committee of the Board of Directors and appointed Mr. Loving to the Compensation Committee, Nominating Committee, and Technical Committee of the Board of Directors. In connection with their appointment to the Board of Directors, Mr. Ergas and Mr. Loving each received 33,648 shares of restricted stock pursuant to the General Moly, Inc. 2006 Equity Incentive Plan. 50% of the restricted shares granted to Messrs. Ergas and Loving vest on the first anniversary of the date of grant and the remaining 50% vest on the second anniversary of the date of grant.

Item 8.01 Other Events

On February 7, 2008, the Company issued a press release (the “Press Release”) announcing that Jean-Pierre Ergas and Gary Loving had been appointed to the Board of Directors. A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release of General Moly, Inc.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.
(Registrant)
Date: February 12, 2008	By:	/s/ David A. Chaput
David A. Chaput Chief Financial Officer

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